UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 22, 2016, New York Community Bancorp, Inc. filed a Current Report on Form 8-K (the “Original Form 8-K”). This Amendment No. 1 (the “Amendment”) on Form 8-K/A is being furnished to change the Item number pursuant to which the information contained in Item 8.01 of the Original Form 8-K was filed. The information was incorrectly filed under Item 8.01 rather than furnished pursuant to Item 7.01. Additionally, the headline of slide 15 of the written presentation furnished as Exhibit 99.1 to the Original Form 8-K has been revised to read as follows: “We expect the merger to bring us well beyond the current SIFI threshold.” This headline corrects the prior headline of such slide which read as follows: “While we expect the merger to bring us well beyond the current SIFI threshold, we plan to cross it organically in 2Q 2016.”

Item number 8.01 of the Original Form 8-K is hereby deleted in its entirety and replaced with the following Item 7.01:

Item 7.01	Regulation FD Disclosure

Beginning on April 22, 2016, New York Community Bancorp, Inc. (the “Company”) intends to distribute and make available to investors, and to post on its website, a written presentation regarding its proposed merger with Astoria Financial Corporation (“Astoria Financial”), certain other strategic actions that were taken in the fourth quarter of 2015, and its financial performance in the first quarter of 2016.

In accordance with General Instruction B.2 of Form 8-K, the written presentation regarding the Company’s proposed merger with Astoria Financial is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Attached as Exhibit 99.1 is the text of a written presentation that the Company intends to distribute and make available to investors, and to post on its website, beginning on April 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2016	NEW YORK COMMUNITY BANCORP, INC.

/s/ Ilene A. Angarola
Ilene A. Angarola
Executive Vice President and Director, Investor Relations

EXHIBIT INDEX

Exhibit 99.1	Written presentation to be distributed and made available to investors, and posted on the Company’s website, beginning on April 22, 2016.